Exhibit 4.2

BETA BIONICS, INC.

AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

November 8, 2024

BETA BIONICS, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of November 8, 2024 by and among Beta Bionics, Inc., a Delaware corporation (the “Company”), each of the investors listed on Exhibit A hereto, each of which is referred to in this Agreement as an “Investor,” and any “Additional Purchaser” (as defined in the Purchase Agreement) that becomes a party to this Agreement in accordance with Section 6.9 hereof.

RECITALS

A. The Company and certain of the Investors are parties to that certain Series E Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”).

B. The Company and certain of the Investors (the “Existing Investors”) have previously entered into an Amended and Restated Investor Rights Agreement dated as of August 28, 2023 (the “Prior Agreement”). The Company and the Existing Investors wish to supersede and replace the Prior Agreement with this Agreement.

C. In order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement.

D. The Prior Agreement may be amended by agreement of the Company and Existing Investors holding a majority of the “Registrable Securities” (as defined in the Prior Agreement, calculated on an as-converted basis). The Company has executed this Agreement, and the Existing Investors who are signatories to this Agreement hold at least that number of shares necessary to effect an amendment and restatement of the Prior Agreement. The Prior Agreement is superseded and replaced by this Agreement, including with respect to those Existing Investors who are not signatories to this Agreement.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person or any venture capital or other investment fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

1.2 “Board of Directors” means the board of directors of the Company.

1.3 “Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

1.4 “Class A Common Stock” means shares of the Company’s Class A common stock, $0.0001 par value per share.

1.5 “Class B Common Stock” means shares of the Company’s Class B common stock, $0.0001 par value per share.

1.6 “Class C Common Stock” means shares of the Company’s Class C common stock, $0.0001 par value per share.

1.7 “Common Stock” means shares of the Company’s Class A Common Stock, Class B Common Stock and Class C Common Stock.

1.8 “Competitor” means a Person engaged directly or indirectly (i.e., through an Affiliate or through an exclusive partnership, joint venture or similar arrangement, whether now existing or formed hereafter, pursuant to which such Person provides substantial support), in the production and sale of automated insulin (or glucagon) delivery systems, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than 10% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor.

1.9 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.10 “Deemed Liquidation Event” shall have the meaning ascribed to it in the Company’s Amended and Restated Certificate of Incorporation, as in effect on the date of this Agreement and regardless of the date on which such event occurs.

1.11 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Class B Common Stock, including options and warrants.

1.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.13 “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.14 “FOIA Party” means a Person that, in the reasonable determination of the Board of Directors, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement.

1.15 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.16 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.17 “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

1.18 “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.19 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, life partner or similar statutorily-recognized domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships of a natural person referred to herein.

1.20 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.21 “IPO” means the Company’s first underwritten public offering of its Class B Common Stock or other equity issued in such offering under the Securities Act.

1.22 “Key Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 2,000,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

1.23 “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 200,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

1.24 “Major Strategic Investor” means any Investor that, individually or together with such Investor’s Affiliates, has invested at least $5,000,000 through purchase of equity securities in the Company and manufactures a medicament that is compatible with the Company’s technology platform.

1.25 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.26 “Omega Capital” means Omega Fund VII, L.P and its Affiliates.

1.27 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.28 “Preferred Director” means any director of the Company that the holders of record of Series D Preferred Stock are entitled to elect, exclusively and as a separate class, pursuant to the Certificate of Incorporation.

1.29 “Preferred Stock” means, collectively, shares of the Company’s Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

1.30 “Qualified SPAC Transaction” has the meaning ascribed in the Certificate of Incorporation.

1.31 “Registrable Securities” means (i) the Class B Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) any Class B Common Stock, or any Class B Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company held by the Investors from time to time (expressly including shares issuable upon exercise of warrants but expressly excluding stock options granted by the Company to an Investor in connection with the Investor’s service as an employee or in another capacity), and (iii) any Class B Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases (other than the restrictions on transfer and legend requirements in Section 2.12), however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13.

1.32 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Class B Common Stock that are Registrable Securities and the number of shares of Class B Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.33 “Requisite Preferred Director Vote” means the approval of the Board of Directors, including a majority of the Preferred Directors then seated.

1.34 “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Section 2.12(b) hereof.

1.35 “Right of First Refusal and Co-Sale Agreement” means that certain Amended and Restated Right of First Refusal and Co-Sale Agreement entered into as of the date hereof by and among the Company, the Investors and certain other stockholders of the Company, as may be amended from time to time.

1.36 “Sanctioned Party” means any Person: (i) organized under the laws of, ordinarily resident in, or located in a country or territory that is the subject of comprehensive Sanctions (which as of the date of this Agreement comprise Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk, and Luhansk regions of Ukraine (“Restricted Countries”)); (ii) 50% or more owned or controlled by the government of a Restricted Country; or (iii) (A) designated on a sanctioned parties list administered by the United States, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List and Sectoral Sanctions Identification List (collectively, “Designated Parties”); or (B) 50% or more owned or, where relevant under applicable Sanctions, controlled, individually or in the aggregate, by one or more Designated Party, in each case only to the extent that dealings with such Person is are prohibited pursuant to applicable Sanctions.

1.37 “Sanctions” means applicable laws and regulations pertaining to trade and economic sanctions administered by the United States.

1.38 “Sands Capital” means Sands Capital Life Sciences Pulse Fund II, L.P. and its Affiliates.

1.39 “SEC” means the Securities and Exchange Commission.

1.40 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.41 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.42 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.43 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.44 “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, $0.0001 par value per share.

1.45 “Series A-2 Preferred Stock” means shares of the Company’s Series A-2 Preferred Stock, $0.0001 par value per share.

1.46 “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, $0.0001 par value per share.

1.47 “Series B-2 Preferred Stock” means shares of the Company’s Series B-2 Preferred Stock, $0.0001 par value per share.

1.48 “Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, $0.0001 par value per share.

1.49 “Series D Preferred Stock” means shares of the Company’s Series D Preferred Stock, $0.0001 par value per share.

1.50 “Series E Preferred Stock” means shares of the Company’s Series E Preferred Stock, $0.0001 par value per share.

1.51 “Soleus” means Soleus Private Equity Fund II, L.P. and its Affiliates.

1.52 “SPAC” means the special purpose acquisition company (i.e., a blank check company with no operations) used by the Company in a SPAC Transaction.

1.53 “SPAC Transaction” has the meaning ascribed in the Certificate of Incorporation.

1.54 “Voting Agreement” means that certain Amended and Restated Voting Agreement entered into as of the date hereof by and among the Company, the Investors and certain other stockholders of the Company, as may be amended from time to time.

1.55 “Wellington Investors” means Wellington Hadley Harbor Aggregator IV L.P., or permitted transferees of Registrable Securities held by Wellington Hadley Harbor Aggregator IV L.P. that are advisory or subadvisory clients of Wellington Management Company LLP.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form S-1 Demand. If at any time after the earlier of (i) two years after the date of this Agreement or (ii) 180 days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to at least 40% of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $15,000,000), then the Company shall (x) within 10 days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within 60 days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least 20% of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5,000,000, then the Company shall (i) within 10 days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within 45 days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.

(c) Company Right to Defer. Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than 90 days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any 12 month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such 90 day period other than an Excluded Registration.

(d) Company Obligations for Demand Registration. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a)(i) during the period that is 60 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 180 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) (i) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Section 2.1(b) within the 12 month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Section 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration shall not be counted as “effected” for purposes of this Section 2.1(d).

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration or a registration pursuant to Section 2.1), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within 20 days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3 Underwriting Requirements.

(a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) shall be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine shall not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine shall not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below 25% of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than 50% of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to two years or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such two-year period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $50,000 per registration, of one counsel for the selling Holders selected by Holders of a majority of the Registrable Securities to be registered (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 (other than fees and disbursements of counsel to any Holder, other than the Selling Holder Counsel, which shall be borne solely by the Holder engaging such counsel) shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company shall indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company shall pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, shall indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder shall pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties shall contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder shall be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any matter expressly provided for or addressed by the provisions of this Section 2.8 that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, voting together as a single class on an as-converted basis, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) provide to such holder or prospective holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include, or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to Registrable Securities acquired by any additional Investor that becomes a party to this Agreement in accordance with Section 6.9.

2.11 Market Stand-off Agreement. Each Holder hereby agrees that, if requested by the managing underwriter (in connection with an IPO) or the SPAC (in connection with a Qualified SPAC Transaction), it shall not, without the prior written consent of the managing underwriter (in connection with an IPO) or the SPAC (in connection with a Qualified SPAC Transaction), during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement (other than an Excluded Registration) on Form S-1 in connection with the IPO (or, alternatively, the closing date of a Qualified SPAC Transaction, as defined in the Certificate of Incorporation), and ending on the date specified by the Company and the managing underwriter (for an IPO) or the Company and the SPAC (for a Qualified SPAC Transaction) (in each case, such period not to exceed 180 days), (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering, or the closing date of the Qualified SPAC Transaction (and for the avoidance of doubt, specifically excluding any shares acquired in, concurrently with or following the offering or the Qualified SPAC Transaction) or (ii) enter into any swap, hedging, or other transaction or arrangement that transfers, or is designed to transfer, to another, in whole or in part, any of the economic consequences of ownership, directly or indirectly, of such securities, whether or not any such transaction or arrangement described in clauses (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall apply only to the IPO or Qualified SPAC Transaction, as applicable, and shall not apply to (1)

transactions (including, without limitation, any swap, hedge or similar agreement or arrangement) or announcements, in each case, relating to securities acquired in or concurrently with the IPO or Qualified SPAC Transaction or securities acquired in open market or other transactions from and after the IPO or Qualified SPAC Transaction or that otherwise do not involve or relate to shares of capital stock of the Company owned by a Holder prior to the IPO or Qualified SPAC Transaction notwithstanding any voluntary or required filings that may be made in connection therewith under Section 16(a) of the Exchange Act, (2) the transfer of any shares to Affiliates of the Holder, (3) the sale of any shares to an underwriter pursuant to an underwriting agreement or to the establishment of a trading plan pursuant to Rule 10b5-1, provided that such plan does not permit transfers during the restricted period, or (4) the transfer of any shares to any trust for the direct or indirect benefit of the Holder or one or more of the Holder’s Immediate Family Members, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors of the Company are subject to the same restrictions and the Company obtains a similar agreement from all stockholders individually owning more than one percent of the Company’s outstanding Common Stock (after giving effect to the conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration or the SPAC in a Qualified SPAC Transaction are intended third-party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration or the SPAC in a Qualified SPAC Transaction that are consistent with this Section 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters in connection with such registration or the SPAC in a Qualified SPAC Transaction shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements.

2.12 Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act and all other applicable U.S. laws and regulations. A transferring Holder shall cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, the Company shall not require any transferee of shares pursuant to an effective registration statement or, following the IPO, SEC Rule 144, in each case, to be bound by the terms of this Section 2.12.

(b) Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be notated with a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(c) The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction or following the IPO or Qualified SPAC Transaction, the transfer is made pursuant to SEC Rule 144, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer, provided that no such notice shall be required in connection if the intended sale, pledge or transfer complies with SEC Rule 144. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration shall not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company shall not require such a notice, legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; or (z) with respect to a transfer by a Holder that is a professional investment adviser of its Restricted Securities to an investment fund for which it serves as investment adviser or otherwise controls, for consideration equal to or less than the aggregate purchase price paid for such shares by such Holder; provided that with respect to transfers under the foregoing clauses (x) and (y), each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act and the Company will use commercially reasonable efforts to cause any such legend to be removed. The foregoing provisions of this Section 2.12 shall not apply to any shares acquired by a Holder in the IPO, Qualified SPAC Transaction or in open market transactions thereafter.

2.13 Termination and Suspension of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate, as to each Holder, upon the earliest to occur of: (i) the closing of a Deemed Liquidation Event, in which the consideration received by the Investors in such Deemed Liquidation Event is in the form of cash and/or publicly traded securities, or if the Investors receive registration rights from the acquiring company or other successor to the Company reasonably comparable to those set forth in this Section 2; (ii) such time after consummation of an IPO when the Holder (1) together with together with its “affiliates” (as determined under SEC Rule 144) holds less than one percent of the outstanding capital stock of the Company and (2) may immediately sell all of the Holder’s Registrable Securities under SEC Rule 144 without volume limitation, or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation, during a three-month period without registration; or (iii) the fifth anniversary of the date of the IPO.

3. Information and Observer Rights.

3.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that (with respect to Sections 3.1(d) and 3.1(e) only) the Board of Directors has not reasonably determined that such Major Investor is a Competitor:

(a) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (and for any Major Investor that has not been determined to be Competitor) a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the “Approved Annual Budget” (as defined below) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b) as soon as practicable, but in any event within 45 days after the end of each quarter of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c) as soon as practicable, but in any event within 45 days after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(d) as soon as practicable, but in any event 30 days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Annual Approved Budget”), approved by the Board of Directors and prepared on a quarterly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(e) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information, or other information that the Company is prohibited from disclosing to such Major Investor due to contractual restrictions in a nondisclosure agreement with a third party (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company; provided, that the Company acknowledges that Section 3.5 hereof constitutes such an enforceable confidentiality agreement), or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

If reasonably requested by a Major Investor, the Company shall provide the information required by, or reasonably requested pursuant to, this Section 3.1 to such Major Investor by uploading the information to a portfolio management platform.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date 60 days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2 Inspection. The Company shall permit each Key Investor (provided that the Board of Directors has not reasonably determined that such Key Investor is a Competitor), at such Key Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Key Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company; provided, that the Company acknowledges that Section 3.5 hereof constitutes such an enforceable confidentiality agreement) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 Observer Rights. The Company shall invite a representative of each Key Investor to attend all meetings of the Board of Directors and all committees thereof in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence all information so provided (and for the avoidance of doubt, no such representative shall owe any fiduciary duties to the Company or its stockholders); and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or highly confidential information or create a conflict of interest, or if such Investor or its representative is a Competitor.

3.4 Termination of Information and Observer Rights. The covenants set forth in Sections 3.1, 3.2 and 3.3 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) with respect to any Investor that is or becomes a Sanctioned Party, for so long as such Investor is a Sanctioned Party, (iii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iv) upon the closing of a Deemed Liquidation Event, whichever event occurs first; provided, that, with respect to clause (iv), the covenants set forth in Sections 3.1 and 3.2 shall only terminate if the consideration received by the Major Investors in such Deemed Liquidation Event is in the form of cash and/or publicly traded securities or if the Major Investors receive financial information from the acquiring company or other successor to the Company comparable to those set forth in Section 3.1.

3.5 Confidentiality. Each Investor agrees that such Investor shall keep confidential and shall not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Company) any confidential information obtained from the Company (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5 by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.5; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor or such Investor’s Affiliate (provided that such person is not a Competitor) in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding the foregoing, (A) no notice to the Company shall be required in respect of disclosures pursuant to clause (iv) above to regulatory or self-regulatory bodies or authorities having or claiming to have jurisdiction over the applicable Investor or its Affiliates in connection with routine audits or regulatory examinations, and (B) each Investor and its Affiliates shall be permitted to disclose the fact of its investment in the Company, along with its investment amount and a description of the business of the Company (which does not include any confidential information of the Company) in any of its general marketing efforts.

3.6 Preferred Directors. Each of the Preferred Directors designated by Sands Capital, Omega Capital and Soleus shall have the right to participate on each committee of the Board of Directors. Each other Preferred Director shall have the right to participate on each committee or, to the extent the Board does not appoint them to such committee, the fund entitled to designate such Preferred Director shall have the right to appoint an observer to such committee. The Company shall reimburse the expenses of the Preferred Directors for costs incurred in attending meetings of the Board of Directors (including all committees of the Board of Directors) and any other meetings or events attended on behalf of the Company at the Company’s request.

4. Rights to Future Stock Issuances.

4.1 Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among itself and its Affiliates; provided that each such Affiliate (x) is not a Competitor or FOIA Party, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors, and (y) agrees to enter into this Agreement and the Voting Agreement as an “Investor” under each such agreement (provided that any Competitor or FOIA Party shall not be entitled to any rights as a Major Investor under Sections 3.1, 3.2 and 4.1 hereof and the Company shall not be obligated to offer or sell any New Securities to any person or entity that is a Sanctioned Party).

(a) The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within 20 days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Class B Common Stock then held by such Major Investor (including all shares of Class B Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Major Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and any other Derivative Securities then outstanding); provided, however, that in the event that (i) any rights of a Major Investor to purchase New Securities pursuant to this Section 4 are waived with respect to a particular offering of New Securities without the prior written consent of any Major Investor (a “Waived Investor”) and (ii) any Major Investor that participated in waiving such rights (a “Waiving Investor”) actually purchases New Securities in such offering, then the Company shall grant, and hereby grants, each Waived Investor the right to purchase, on substantially the same terms and conditions, the same percentage of its full pro rata share of such New Securities as the highest percentage of any such purchasing Waiving Investor. At the expiration of such 20-day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the 10-day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Class B Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of 90 days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the 90 day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 4.1.

(d) The right of first offer in this Section 4.1 shall not be applicable to (i) “Exempted Securities” (as defined in the Certificate of Incorporation); (ii) shares of Common Stock issued in the IPO; or (iii) the issuance of shares of Preferred Stock pursuant to the Purchase Agreement.

4.2 Termination. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) upon the closing of a Deemed Liquidation Event in which the consideration received by the Investors in such Deemed Liquidation Event is in the form of cash and/or publicly traded securities, or if the Investors receive participation rights from the acquiring company or other successor to the Company reasonably comparable to those set forth in Section 4.1, whichever event occurs first.

5. Additional Covenants.

5.1 Insurance. For so long as the Company is in existence, the Company shall not cease to maintain a Directors and Officers liability insurance policy as would be reasonable and customary for companies like the Company and in form, substance and amount approved by the Board of Directors, and the Company shall (a) annually, within 120 days after the end of each fiscal year of the Company, deliver to each Investor a certification that such a Directors and Officers liability insurance policy remains in effect; and (b) no later than 30 calendar days after each expiration or renewal date of such Directors and Officers liability insurance policy, deliver to each Investor that designated a Preferred Director then serving on the Board of Directors a copy of the new or renewed Directors and Officers liability insurance policy (and evidence of such renewal thereof, if applicable) and written confirmation that such policy remains in effect.

5.2 Employee Agreements. Unless otherwise approved by the Board of Directors, including the Requisite Preferred Director Vote, the Company shall cause each Person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor, excluding attorneys and accountants) with access to confidential information and/or trade secrets to enter into the Company’s standard form of Confidentiality and Assignment of Inventions Agreement (or a consulting agreement with substantially similar confidentiality and assignment restrictions). In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any stock purchase, stock restriction or option agreement between the Company and any employee, without the consent of the Board of Directors, including the Requisite Preferred Director Vote.

5.3 Employee Stock. Unless otherwise approved by the Board of Directors, including the Requisite Preferred Director Vote, all employees or consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) in the case of employees, vesting of shares over a four year period, with the first 25% of such shares vesting following 12 months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following 36 months, and (ii) in the case of employees and consultants, a market stand-off provision substantially similar to that in Section 2.11. Without the Requisite Preferred Director Vote, the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Section 5.3. Without the Requisite Preferred Director Vote, the Company shall retain (and not waive) a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.4 Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the members of the Board of Directors for all reasonable out-of-pocket travel expenses incurred in connection with attending meetings of the Board of Directors and any committees thereof.

5.5 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Certificate of Incorporation, or elsewhere, as the case may be.

5.6 Expenses of Counsel. In the event of a transaction which is an IPO or “Sale of the Company” (as defined in the Voting Agreement), the reasonable fees and disbursements, not to exceed $50,000, of one counsel for the Major Investors (“Investor Counsel”), solely in their capacities as stockholders, shall be borne and paid by the Company. At the outset of considering a transaction which, if consummated would constitute an IPO or Sale of the Company, the Company shall obtain the ability to share with the Investor Counsel (and such counsel’s clients) and shall share the confidential information (including, without limitation, the initial and all subsequent drafts of memoranda of understanding, letters of intent and other transaction documents and related noncompete, employment, consulting and other compensation agreements and plans) pertaining to and memorializing any of the transactions which, individually or when aggregated with others, would constitute an IPO or Sale of the Company. The Company shall be obligated to share (and cause the Company’s counsel and investment bankers to share) such materials when distributed to the Company’s executives and/or any one or more of the other parties to such transaction(s). In the event that Investor Counsel deems it appropriate, in its reasonable discretion, to enter into a joint defense (or common interest) agreement or other arrangement to enhance the ability of the parties to protect their communications and other reviewed materials under the attorney client privilege, the Company shall, and shall direct its counsel to, execute and deliver to Investor Counsel and its clients such an agreement in form and substance reasonably acceptable to Investor Counsel and the Company’s counsel. In the event that one or more of the other party or parties to such transactions require the clients of Investor Counsel to enter into a confidentiality agreement and/or joint defense (or common interest) agreement in order to receive such information, then the Company shall share whatever information can be shared without entry into such agreement and shall, at the same time, in good faith work expeditiously to enable Investor Counsel and its clients to negotiate and enter into the appropriate agreement(s) without undue burden to the clients of Investor Counsel.

5.7 Indemnification Matters. The Company hereby acknowledges that one or more of the Preferred Directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Preferred Director are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Preferred Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Preferred Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Preferred Director to the extent legally permitted and as required by the Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Preferred Director), without regard to any rights such Preferred Director may have against the Investor Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of any such Preferred Director with respect to any claim for which such Preferred Director has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Preferred Director against the Company. The Preferred Directors and the Investor Indemnitors are intended third-party beneficiaries of this Section 5.7 and shall have the right, power and authority to enforce the provisions of this Section 5.7 as though they were a party to this Agreement.

5.8 Right to Conduct Activities. The Company hereby agrees and acknowledges that each Investor that is a venture capital or other investment fund or registered investment company (together with its Affiliates) (each, a “Professional Investment Organization”) is a professional investment organization, and as such reviews the business plans and related proprietary information of many enterprises, including companies that have issued securities that are publicly traded (each a “Public Company”), some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). Nothing in this Agreement shall preclude or in any way restrict the Professional Investment Organization from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise whether or not such enterprise has products or services that compete with those of the Company; and the Company hereby agrees that, to the extent permitted under applicable law, no Professional Investment Organization shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Professional Investment Organization in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of such Professional Investment Organization to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not contravene the confidentiality obligations in Section 3.5 or otherwise in this Agreement or relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with such person’s fiduciary duties to the Company. In addition, the Company acknowledges and agrees that in no event shall the confidentiality and non-use obligations hereunder in any manner be deemed or construed as limiting any Professional Investment Organization’s or its representatives’ (or any of their respective Affiliates) ability to trade any security of a Public Company.

5.9 FCPA. The Company covenants that it shall not (and shall not permit any of its subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further covenants that it shall (and shall cause each of its subsidiaries and Affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further covenants that it shall (and shall cause each of its subsidiaries and Affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request by a Major Investor, the Company agrees to provide responsive information and/or certifications to such Major Investor concerning its compliance with applicable anti-corruption laws. The Company shall promptly notify each Major Investor if the Company becomes aware of any “Enforcement Action” (as defined in the Purchase Agreement). The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company shall use its commercially reasonable efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

5.10 Real Property Holding Corporation. Within a reasonable period following (and in any event within 20 days after receipt of) written request by an Investor, the Company shall provide such Investor with a written statement informing such Investor whether such Investor’s interest in the Company constitutes a United States real property interest. The Company shall use commercially reasonable efforts to ensure its determination complies with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company’s obligation to furnish such written statement shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market or the fact that there is no Preferred Stock then outstanding; provided, such obligation shall terminate as to any particular Investor when the Investor no longer owns shares of Preferred Stock or any shares of Common Stock issued upon conversion of Preferred Stock.

5.11 Eli Lilly and Company Rights.

(a) Access Rights. The Company and Eli Lilly hereby agree to engage in good faith discussions with respect to providing Eli Lilly and the Company access to prototype and working models of any Company product for use in conjunction with Eli Lilly’s and Company’s development of therapeutic agents for the treatment of diabetes. The Company shall provide Eli Lilly and Company with access to all clinical trial results and form factor testing data for all products under development; provided that such obligations with respect to a particular product under development shall terminate upon issuance by the United States Food and Drug Administration of a premarket approval in accordance with Title 21, Part 814 of the Code of Federal Regulations for such product. Additionally, Eli Lilly and Company shall be entitled to appoint one member of any scientific, technical, or clinical advisory committees that the Company establishes. The covenants set forth in this Section 5.11(a) shall terminate and be of no further force or effect upon the reasonable determination of the Board of Directors that Eli Lilly is a Competitor.

(b) Right of First Negotiation. The Company hereby grants Eli Lilly and Company a right of first negotiation (the “Right of First Negotiation”) with respect to any proposed merger, acquisition, exclusive license, or exclusive commercialization rights related to the Company or its assets. The Company shall promptly notify Eli Lilly and Company and any representative of Eli Lilly and Company serving on the Board of Directors of its intent to enter into any particular form of such an arrangement (the “Negotiation Notice”). Unless Eli Lilly notifies the Company in writing that it has no interest in such an arrangement (a “Discussion Termination Notice”), the parties shall use commercially reasonable efforts to negotiate, in good faith, the terms of such an arrangement with Eli Lilly and Company for a period to expire on the date that is 60 days after the confirmed receipt of the Negotiation Notice (a “Discussion Period”), and the Company shall not enter into any such arrangement with any third party during such Discussion Period. After the end of the Discussion Period, if the Company and Eli Lilly have not reached an agreement, the Company shall be free to enter into such arrangement with any third party, provided that for a period of six months following the expiration of the Discussion Period (the “Third Party Transaction Period”), the Company may not enter into any such transaction with a third party without first offering the terms of such transaction to Eli Lilly and Company. The Company shall be entitled, after the Discussion Period and during the Third Party Transaction Period, to discuss and negotiate the terms of any such arrangement with any third party(ies). The Right of First Negotiation shall survive until the earlier of (i) termination pursuant to Section 5.18 or (ii) on an asset-by-asset basis, the consummation of a transaction with a third party pursuant to the terms of this Section 5.11.

(c) Right to Conduct Activities. The Company hereby agrees and acknowledges that Eli Lilly and Company (together with its affiliates) invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, Eli Lilly and Company shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by Eli Lilly and Company in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of Eli Lilly and Company to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company, or (z) Eli Lilly and Company from liability associated with a breach of this Agreement.

5.12 Major Strategic Investor’s Limited Ongoing Technology Access Rights.

(a) The Company grants Major Strategic Investors the following limited, conditional yet perpetual rights set forth in this Section 5.12, only in event that the Company transfers or disposes of all or substantially all of its assets by a merger, acquisition, sale of all or substantially all of the Company’s assets, or similar transaction, or grants an exclusive development or commercialization license of all or substantially all of its intellectual property rights related to the iLet (a “Technology Divestment”) to any unrelated third party (an “Acquiring Party”).

(b) If at the time of a Technology Divestment, the Major Strategic Investors’ medicaments are compatible for use with the Company’s technology platform that is being developed toward regulatory approval or has achieved regulatory approval (“Current Generation iLet”), the Acquiring Party shall be prohibited from modifying the Current Generation iLet so as to exclude use of the Current Generation iLet with Major Strategic Investors’ medicaments (“No Lock Out Right”), provided however, that the Acquiring Party does not violate the No Lock Out Right if future releases, versions or generations of the technology platform are not compatible with or exclude Major Strategic Investor’s medicaments.

(c) If at the time of a Technology Divestment, the Company’s Current Generation iLet is compatible with a Major Strategic Investor’s medicaments (as such compatibility is determined in good faith by the Company and the applicable Major Strategic Investor), then such Major Strategic Investor shall have the following rights. At such time as the Acquiring Party elects to cease producing or developing an iLet that is compatible with a Major Strategic Investor’s medicaments (the “Investor Compatible iLet”), the Acquiring Party shall be deemed to have granted and shall grant to such Major Strategic Investor, a perpetual royalty-free, worldwide, right and license, including rights of sublicense, to all Company owned or controlled technology necessary for such Major Strategic Investor to continue to develop, manufacture, and commercialize the Investor Compatible iLet (including any technology owned or controlled by an Affiliate of the Company). If the Investor Compatible iLet includes any technology licensed from Boston University to Company, then Investor’s rights to such technology shall be subject to Major Strategic Investor’s compliance with such license agreement(s) between Boston University and Company as a sub-licensee pursuant to the terms of such licensing agreement(s), and such Major Strategic Investor shall reimburse the Company for any royalties due and payable to Boston University arising from such Major Strategic Investor’s manufacturing and sale of the Investor Compatible iLet. Company shall not have any responsibility to procure for Major Strategic Investor’s benefit any rights to third party technology necessary to produce the Investor Compatible iLet to the extent not already controlled by the Company or any of its Affiliates. Major Strategic Investor’s rights to Company owned or controlled technology shall be limited to that technology necessary to produce the Investor Compatible iLet, and Major Strategic Investor may not use the Company owned or controlled technology for any other purpose. Major Strategic Investor may not use the Company owned or controlled technology to enhance, improve or modify the Investor Compatible iLet.

(d) The Company shall share “Patient Data” (as defined below) with Major Strategic Investors solely to the extent permitted by individual patients. For Patient Data for an individual to be provided to Major Strategic Investors, the individual must agree in writing that Company is permitted to share his or her Patient Data with third parties. The Company has no obligation to provide any Patient Data to Major Strategic Investors for which the appropriate written consent has not been received from the patient. For the purposes of this Agreement, “Patient Data” means all patient clinical trial data obtained by the Company or its service providers, which is related to the use of the iLet device. The Company, in its sole discretion, may elect to provide Patient Data only in a deidentified format. Each Major Strategic Investor acknowledges and agrees that regardless of whether Patient Data includes Protected Health Information (as defined in 45 C.F.R. § 160.103) or Patient Data is provided in a deidentified format, such Major Strategic Investor: (i) shall not disclose the Patient Data to any third party; (ii) shall use the Patient Data solely for its internal business purposes; and (iii) shall use, store and protect the Patient Data in compliance with all applicable laws, rules and regulations. The Company shall take all reasonable steps to allow each patient an opportunity to provide written consent that his or her Patient Data be shared with third parties.

5.13 Novo Nordisk A/S Rights.

(a) Access Rights. The Company and Novo Nordisk A/S hereby agree to engage in good faith discussions with respect to providing Novo Nordisk A/S access to prototype and working models of any Company product for use in conjunction with Novo Nordisk A/S development of therapeutic agents for the treatment of diabetes. The Company shall provide Novo Nordisk A/S with access to all clinical trial results and form factor testing data for all products under such development, provided that such obligations with respect to a particular product under development shall terminate upon issuance by the United States Food and Drug Administration of a premarket approval in accordance with Title 21, Part 814 of the Code of Federal Regulations for such product. Additionally, Novo Nordisk A/S shall be entitled to appoint one mutually agreed upon member of any scientific, technical, or clinical advisory committees that the Company establishes. The covenants set forth in this Section 5.13(a) shall terminate and be of no further force or effect upon the reasonable determination of the Board of Directors that Novo Nordisk A/S is a Competitor.

(b) Right of Second Negotiation. The Company hereby grants Novo Nordisk A/S a right of second negotiation (the “Right of Second Negotiation”) with respect to any proposed merger, acquisition, exclusive license, or exclusive commercialization rights related to the Company or its assets. After the expiration of Eli Lilly and Company’s Discussion Period, the Company shall promptly notify Novo Nordisk A/S and any representative of Novo Nordisk A/S serving on the Board of Directors of completion of the Eli Lilly and Company Discussion Period and intent to enter into any particular form of such an arrangement with Novo Nordisk A/S (the “Novo Negotiation Notice”). Unless Novo Nordisk A/S, notifies the Company in writing that it has no interest in such an arrangement (a “Novo Discussion Termination Notice”), the parties shall use commercially reasonable efforts to negotiate, in good faith, the terms of such an arrangement with Novo Nordisk A/S for a period to expire on the date that is 60 days after the confirmed receipt of the Negotiation Notice (a “Novo Discussion Period”), and the Company shall not enter into any such arrangement with any third party during such Novo Discussion Period. After the end of the Novo Discussion Period, if the Company and Novo Nordisk A/S have not reached an agreement, the Company shall be free to enter into such arrangement with any third party, provided that for a period of six months following the expiration of the Novo Discussion

Period (the “Novo Third Party Transaction Period”), the Company may not enter into any such transaction with a third party without first offering the terms of such transaction to Eli Lilly and Company, pursuant to Section 5.11, and second to Novo Nordisk A/S. The Company shall be entitled, after the Novo Discussion Period and during the Novo Third Party Transaction Period, to discuss and negotiate the terms of any such arrangement with any third party(ies). The Right of Second Negotiation shall survive until the earlier of (i) termination pursuant to Section 5.18 or (ii) on an asset-by-asset basis, the consummation of a transaction with a third party pursuant to the terms of this Section 5.13.

(c) Right to Conduct Activities. The Company hereby agrees and acknowledges that Novo Nordisk A/S (together with its affiliates) invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, Novo Nordisk A/S shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by Novo Nordisk A/S in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of Novo Nordisk A/S to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) Novo Nordisk A/S from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company or (z) Novo Nordisk A/S from liability associated with a breach of this Agreement.

5.14 Zealand Pharma A/S Rights.

(a) Access Rights. Without prejudice to that certain Co-Development and Collaboration Agreement between the Company and Zealand Pharma A/S dated October 2, 2017 (the “Collaboration Agreement”), the Company and Zealand Pharma A/S hereby agree to engage in good faith discussions with respect to providing Zealand Pharma access to prototype and working models of any Company product for use in conjunction with Zealand Pharma A/S development of therapeutic agents for the treatment of diabetes. The Company shall provide Zealand Pharma A/S and any reasonably related third-party with access to all clinical trial results and form factor testing data for all products under such development, including without limitation, those clinical trial data specifically required for an indication for use of dasiglucagon with the Company’s iLet and, if required by regulatory authorities, phase four post-market data; provided that, unless Zealand Pharma A/S requires such results and data for the regulatory approval, health technology assessment and/or pricing and reimbursement applications for Zealand Pharma A/S’ therapeutic agents or as otherwise required or reasonably useful for activities under the Collaboration Agreement, such obligations with respect to a particular product under development shall terminate upon issuance by the United States Food and Drug Administration of a premarket approval in accordance with Title 21, Part 814 of the Code of Federal Regulations for such product. Additionally, Zealand Pharma A/S shall be entitled to appoint one mutually agreed upon member to sit on any scientific, technical, or clinical advisory committees that the Company establishes. The covenants set forth in this Section 5.14(a) shall terminate and be of no further force or effect upon the reasonable determination of the Board of Directors that Zealand Pharma A/S is a Competitor.

(b) Right to Conduct Activities. The Company hereby agrees and acknowledges that Zealand Pharma A/S (together with its affiliates) invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, Zealand Pharma shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by Zealand Pharma A/S in any entity competitive with the

Company, or (ii) actions taken by any partner, officer or other representative of Zealand Pharma A/S to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) Zealand Pharma A/S from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company, or (z) Zealand Pharma A/S from liability associated with a breach of this Agreement.

5.15 Publicity. The Company hereby agrees that unless otherwise required by applicable law, the Company shall not use the name of, or make reference to, an Investor or any of its affiliates in any public announcement made by or at the direction of the Company in respect of the Purchase Agreement or the transactions contemplated hereby or any other communications with any news media, without such Investor’s prior written consent.

5.16 Beneficial Ownership Limitation. If, in connection with an IPO or SPAC Transaction, a Key Investor would beneficially own (as calculated in accordance with Section 13(d) of the Exchange Act) more than 9.99% of the Common Stock of the Company or the SPAC, as applicable, then outstanding, then upon request to the Company by such Key Investor within three months after such IPO or SPAC Transaction, the Company and such Key Investor shall work together in good faith to restructure such Key Investor’s holdings such that such Key Investor shall not beneficially own more than 9.99% of the outstanding Common Stock, with the remainder of such Key Investor’s shares to be converted into non-voting shares or warrants convertible or exercisable at such Key Investor’s option into Common Stock only if such conversion or exercise would not result in such Key Investor beneficially owning more than 9.99% of the then-outstanding common stock as of immediately following the IPO or SPAC Transaction, as applicable.

5.17 Investment and Cash Management. The Company shall, within 90 days following the date hereof, adopt an investment policy and cash management policy that shall be reviewed and recommended to the Board of Directors by the Company’s Chief Financial Officer or highest-ranking accounting manager and reviewed and subject to approval by the Board of Directors on an annual basis.

5.18 Termination of Covenants. The covenants set forth in this Section 5, except for Section 5.5, Section 5.7, Section 5.15, Section 5.16 and this Section 5.18, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, whichever event occurs first. Section 5.16 shall terminate and be of no further force or effect three months after an IPO or SPAC Transaction.

6. Miscellaneous.

6.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; (iii) after such transfer, holds at least 10,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); or (iv) where such transfer takes place in the context of a distribution in-kind to one or more of the investors of a Holder which is a venture capital or other investing fund; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall, as a condition to the applicable transfer, establish a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices.

(a) General. All notices and other communications given or made pursuant to this Agreement shall be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given upon the earlier of (i) actual receipt or personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Exhibit A hereto, or (as to the Company) to the principal office of the Company and to the attention of the Chief Executive Officer, or in any case to such email address or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Peter Townshend, Townshend Venture Advisors, LLP, 12463 Rancho Bernardo Road #209, San Diego, CA 92128. If notice is given to the Investors, a copy (which copy shall not constitute notice) shall also be given to Joshua Rottner, Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210. Notwithstanding the foregoing, any notice to a Wellington Investor may only be sent to the address set forth on Exhibit A, or to such other email address, facsimile number, or address as subsequently modified by written notice given by such Wellington Investor in accordance with this Section 6.5.

(b) Consent to Electronic Notice. Each party to this Agreement consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic mail pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below such party’s name on the on the signature page or Exhibit A, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party to this Agreement agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

6.6 Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. For the avoidance of doubt, Registrable Securities do not include any shares held by a person or entity that is a Sanctioned Party. Notwithstanding the foregoing, (a) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, modification, termination or waiver applies to all Investors in the same fashion, (b) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any particular class or series of capital stock without the written consent of the holders of a majority of the shares of such class or series of capital stock then outstanding, unless such amendment, termination or waiver applies to all Investors in the same fashion, (c) Section 5.11 may not be amended, modified, terminated or waived without the express written consent of Eli Lilly and Company, (d) Section 5.12 may not be amended, modified, terminated or waived without the written consent of holders of at least a majority of the Registrable Securities then outstanding and held by the Major Strategic Investors, (e) Section 5.13 may not be amended or waived without the express written consent of Novo Nordisk A/S, (f) Section 5.14 may not be amended or waived without the express written consent of Zealand Pharma A/S, (g) Sections 3.1, 4.1 and any other section of this Agreement applicable to the Major Investors (including this clause (g) of Section 6.6) may not be amended, modified, terminated or waived without the written consent of holders of at least a majority of the Registrable Securities then outstanding and held by the Major Investors, (h) Sections 3.2, 3.3, and any other section of this Agreement applicable to the Key Investors (including this clause (h) of Section 6.6) may not be amended, modified, terminated or waived without the written consent of holders of at least a majority of the Registrable Securities then outstanding and held by the Key Investors, (i) the proviso of Section 4.1(b) and this clause (i) of Section 6.6 may not be amended, modified, terminated or waived without the prior written consent of each Major Investor, and (j) any amendment to this Agreement affecting a particular Major Investor or Key Investor in a manner disproportionate to the other Major Investors or Key Investors, respectively, shall also require such Major Investor’s or Key Investor’s approval. Notwithstanding the foregoing, Exhibit A hereto may be amended by the Company from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties; and Exhibit A hereto may also be amended by the Company after the date of this Agreement without the consent of the other parties to add information regarding any additional Investor who becomes a party to this Agreement in accordance with Section 6.9. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it shall be valid, legal, and enforceable to the maximum extent permitted by law.

6.8 Aggregation of Stock; Apportionment. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

6.9 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering a counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10 Entire Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect. This Agreement (including the Exhibits hereto) together with the other “Transaction Agreements” (as defined in the Purchase Agreement), the Restated Certificate, the “Wellington Side Letter” (as defined in the Purchase Agreement) and any “Management Rights Letters” (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled (other than with respect to any side letters by and between the Company and any of the Investors, executed on or prior to the date hereof in connection with prior issuances of Preferred Stock).

6.11 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the State of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction.

WAIVER OF JURY TRIAL: TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.12 Costs of Enforcement. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

6.13 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

Company:	BETA BIONICS, INC.
a Delaware corporation

/s/ Sean T. Saint
Sean T. Saint, Chief Executive Officer

	Address:	11 Hughes
Irvine, CA 92618

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

Investors:	WELLINGTON HADLEY HARBOR AGGREGATOR IV, L.P.

	By:	Wellington Management Company LLP, as investment advisor

	By:	/s/ Jennifer Boylan
Jennifer Boylan, Managing Director and Counsel

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

Investor:	SANDS CAPITAL LIFE SCIENCES PULSE FUND II, L.P.

	By:	Sands Capital Life Sciences Pulse Fund II-GP,
L.P., its general partner

	By:	Sands Capital Life Sciences Pulse Fund II-GP,
LLC, its general partner

	By:	/s/ Jonathan Goodman
Jonathan Goodman, General Counsel

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

Investor:	OMEGA FUND VII, L. P.

	By:	Omega Fund VII GP, L.P.,
its General Partner

	By:	Omega Fund VII GP Manager, Ltd.,
its General Partner

	By:	/s/ Deirdre A. Cunnane
	Name:	Deirdre A. Cunnane
	Title:	COO/GC

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

Investor:	MW XO HEALTH INNOVATIONS FUND, LP

By: Marshall Wace North America, LP
Its: Investment Manager

By: Marshall Wace LLC
Its General Partner of the Investment Manager

	By:	/s/ Todd Builione
	Name:	Todd Builione
	Title:	Authorized Signatory

	By:	/s/ Jonathan May
	Name:	Jonathan May
	Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

Investors:	MUTUAL FUND SERIES TRUST ON BEHALF OF EVENTIDE GILEAD FUND

	By:	/s/ Erik Naviloff
	Name:	Erik Naviloff
	Title:	Officer

MUTUAL FUND SERIES TRUST ON BEHALF OF EVENTIDE HEALTHCARE & LIFE SCIENCES FUND

	By:	/s/ Erik Naviloff
	Name:	Erik Naviloff
	Title:	Officer

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

Investors:	RTW MASTER FUND, LTD.

	By:	/s/ Darshan Patel
Darshan Patel, Director

RTW INNOVATION MASTER FUND, LTD.

	By:	/s/ Darshan Patel
Darshan Patel, Director

RTW BIOTECH OPPORTUNITIES OPERATING LTD

	By:	RTW Investments, LP, its Investment Manager

	By:	/s/ Roderick Wong
Roderick Wong, M.D., Managing Partner

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

Investor:	Zone Healthcare Holdings, LLC

	By:	/s/ Philip Dreyfuss
	Name:	Philip Dreyfuss
	Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

Investor:	SOLEUS PRIVATE EQUITY FUND II, L.P.

	By:	Soleus Private Equity GP II, LLC,
its General Partner

	By:	/s/ Steven J. Musumeci
Steven J. Musumeci, Chief Operating Officer

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

Investor:	PERCEPTIVE LIFE SCIENCES MASTER FUND, LTD.

	By:	Perceptive Advisors, LLC

	By:	/s/ James H. Mannix
	Name:	James H. Mannix
	Title:	COO

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

Investors:	Ambix Life Science Fund I, L.P.
[Print Full Name of Entity or Individual]
By: Ambix Venture Management, LLC, its General Partner

	By:	/s/ Peter N. Townshend
[Signature]

	Name:	Peter N. Townshend
[If Signing on Behalf of Entity]

	Title:	Manager
[If Signing on Behalf of Entity]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

Investor:	Eli Lilly and Company
[Print Full Name of Entity or Individual]

	By:	/s/ Jeffrey Zartman
[Signature]

	Name:	Jeffrey Zartman
[If Signing on Behalf of Entity]

	Title:	Associate Director – Treasury
[If Signing on Behalf of Entity]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

Investor:	Novo Nordisk A/S
[Print Full Name of Entity or Individual]

	By:	/s/ Jane Buus Laursen
[Signature]

	Name:	Jane Buus Laursen
[If Signing on Behalf of Entity]

	Title:	CVP Integration & Strategic Alliances
[If Signing on Behalf of Entity]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

Investor:	Edward Damiano
[Print Full Name of Entity or Individual]

	By:	/s/ Edward Damiano
[Signature]

Name:
[If Signing on Behalf of Entity]

Title:
[If Signing on Behalf of Entity]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

Investor:	Zealand Pharma A/S
[Print Full Name of Entity or Individual]

	By:	/s/ Adam Steensberg
[Signature]

	Name:	Adam Steensberg
[If Signing on Behalf of Entity]

	Title:	CEO and President
[If Signing on Behalf of Entity]

	By:	/s/ Henriette Wennicke
[Signature]

	Name:	Henriette Wennicke
[If Signing on Behalf of Entity]

	Title:	CFO and EVP
[If Signing on Behalf of Entity]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

EXHIBIT A

SCHEDULE OF INVESTORS